United States Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[ ]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

Federated MDT Equity Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

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2)       Form, Schedule or Registration Statement No.:

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3)       Filing Party:

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4)       Date Filed:

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DRAFT – Federated Funds Proxylite Script

Hello, this is Steve Auth, Chief Investment Officer of Global Equities at Federated Investors.

I’m calling to ask for your vote for an upcoming Federated Funds Special Meeting of Shareholders that will be held on November 6, 2017 regarding an important proposal.

As a shareholder, your participation in this vote is urgently needed.

You can vote now by pressing 1 to be connected with a Broadridge Investor Communication Solutions proxy specialist, or if this message is on your voicemail, you may call 1-833-501-4839 to vote. Broadridge can also assist in providing you with new materials or answering questions relating to the proxy.

The proxy materials mailed to you also include instructions on how to easily vote your shares by mail or online.

Please vote. Regardless of the number of shares that you may own, your vote is critical.

Thank you for your time and your vote.